Exhibit 99.1

May 2, 2024
FOR IMMEDIATE RELEASE
Investor Contact:  Mark Warren (205) 298-3220
Media Contact:  Jack Bonnikson (205) 298-3220

VULCAN REPORTS FIRST QUARTER 2024 RESULTS

Strong Execution Drives Margin Expansion

Reaffirms Full Year Outlook for Double-Digit Earnings Growth in 2024

Birmingham, Alabama – May 2, 2024 – Vulcan Materials Company (NYSE: VMC), the nation’s largest producer of construction aggregates, today announced results for the quarter ended March 31, 2024.

Financial Highlights Include:
	First Quarter		Trailing-Twelve Months
Amounts in millions, except per unit data	2024	2023	2024	2023
Total revenues	$1,546	$1,649	$7,679	$7,424
Gross profit	$305	$302	$1,951	$1,591
Selling, Administrative and General (SAG)	$130	$117	$555	$514
As % of Total revenues	8.4%	7.1%	7.2%	6.9%
Net earnings attributable to Vulcan	$103	$121	$915	$604
Adjusted EBITDA	$323	$338	$1,997	$1,669
Adjusted EBITDA Margin	20.9%	20.5%	26.0%	22.5%
Earnings attributable to Vulcan from continuing operations per diluted share	$0.78	$0.92	$6.92	$4.67
Adjusted earnings attributable to Vulcan from continuing operations per diluted share	$0.80	$0.95	$6.85	$5.34
Aggregates segment
Shipments (tons)	48.1	51.8	230.9	235.3
Freight-adjusted sales price per ton	$20.59	$18.69	$19.42	$17.11
Gross profit per ton	$6.30	$5.86	$7.52	$6.25
Cash gross profit per ton	$8.86	$8.03	$9.66	$8.17

Tom Hill, Vulcan Materials’ Chairman and Chief Executive Officer, said, “Our teams’ solid execution helped us overcome challenging weather conditions throughout much of the first quarter.  Margins expanded despite lower aggregates shipments, demonstrating the durability of our aggregates business and its attractive compounding growth characteristics.  Aggregates cash gross profit per ton increased 10 percent in the first quarter, with improvements widespread across our footprint.  A consistent focus on our strategic disciplines coupled with continued pricing momentum reinforces our confidence in our full year outlook and our ability to deliver another year of double-digit earnings growth and strong cash generation.”

May 2, 2024
FOR IMMEDIATE RELEASE
First Quarter Segment Results

Aggregates
Segment gross profit was $303 million ($6.30 per ton).  Cash gross profit per ton improved 10 percent to $8.86 per ton, despite lower shipments due to unfavorable weather conditions throughout most of the quarter.  Improvements in unit profitability were widespread across the Company’s footprint and resulted from continued pricing momentum and solid operational execution.

Price increases effective at the beginning of the year resulted in another quarter of attractive growth.  Freight-adjusted selling prices increased 10 percent versus the prior year, with all markets realizing year-over-year improvement.  Freight-adjusted unit cash cost of sales increased 10 percent, primarily driven by a 7 percent decline in aggregates shipments due to unfavorable weather.  On a trailing-twelve months basis, unit cash cost increased 9 percent, marking the fourth consecutive quarter of unit cost deceleration.

Asphalt and Concrete
Asphalt segment gross profit was $5 million, and cash gross profit was $14 million, a 39 percent improvement over the prior year.  Shipments increased 3 percent, and price improved 6 percent.  Strong shipments in Arizona and California, the Company’s largest asphalt markets, were partially offset by lower shipments in Texas due to weather impacts.  Concrete segment gross profit was a loss of $3 million.  Cash gross profit was $9 million, and unit cash gross profit improved 10 percent despite lower volumes.  The prior year included results from the previously divested concrete assets in Texas.

Selling, Administrative and General (SAG)
SAG expense of $130 million was in line with the Company’s expectations for the first quarter.  On a trailing-twelve months basis, SAG expense was $555 million, or 7.2 percent of total revenues.

Financial Position, Liquidity and Capital Allocation
Capital expenditures were $103 million in the first quarter.  For the full year, the Company expects to spend $625 to $675 million for maintenance and growth projects.  During the quarter, the Company returned $81 million to shareholders through $19 million of common stock repurchases and $62 million of dividends.  The Company also used $550 million of cash on hand to redeem its 2026 notes, resulting in a ratio of total debt to Adjusted EBITDA of 1.7 times, or 1.5 times on a net basis reflecting $300 million of cash on hand.  A strong liquidity and balance sheet profile positions the Company well for continued growth.  The Company’s weighted-average debt maturity was 11 years, and the effective weighted-average interest rate was 4.8 percent.  On a trailing-twelve months basis, return on average invested capital was 16.3 percent, a 260 basis points improvement over the prior year.

May 2, 2024
FOR IMMEDIATE RELEASE
Outlook
Regarding the Company’s outlook, Mr. Hill said, “Our operating performance in the first quarter was solid and in line with our expectations.  We remain on track to deliver $2.15 to $2.30 billion of Adjusted EBITDA, marking the fourth consecutive year of double-digit growth.  The pricing environment remains positive, and our focus remains on compounding unit margins through all parts of the cycle, creating value for our shareholders through improving returns on capital.”

All aspects of the Company’s outlook in February remain unchanged.

Conference Call
Vulcan will host a conference call at 10:00 a.m. CT on May 2, 2024.  A webcast will be available via the Company’s website at www.vulcanmaterials.com.  Investors and other interested parties may access the teleconference live by calling 800-267-6316, or 203-518-9843 if outside the U.S.  The conference ID is 1104565.  The conference call will be recorded and available for replay at the Company’s website approximately two hours after the call.

About Vulcan Materials Company
Vulcan Materials Company, a member of the S&P 500 Index with headquarters in Birmingham, Alabama, is the nation’s largest supplier of construction aggregates – primarily crushed stone, sand and gravel – and a major producer of aggregates-based construction materials, including asphalt and ready-mixed concrete.  For additional information about Vulcan, go to www.vulcanmaterials.com.

Non-GAAP Financial Measures
Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, other than the reconciliation of Projected Adjusted EBITDA as included in Appendix 2 hereto. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

FORWARD-LOOKING STATEMENT DISCLAIMER
This document contains forward-looking statements.  Statements that are not historical fact, including statements about Vulcan’s beliefs and expectations, are forward-looking statements.  Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales.  These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may” or similar expressions elsewhere in this document.  These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.

May 2, 2024
FOR IMMEDIATE RELEASE
Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements.  The following risks related to Vulcan’s business, among others, could cause actual results to differ materially from those described in the forward-looking statements: general economic and business conditions; domestic and global political, economic or diplomatic developments; a pandemic, epidemic or other public health emergency; Vulcan’s dependence on the construction industry, which is subject to economic cycles; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for private residential and private nonresidential construction; changes in Vulcan’s effective tax rate; the increasing reliance on information technology infrastructure, including the risks that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; the impact of the state of the global economy on Vulcan’s businesses and financial condition and access to capital markets; international business operations and relationships, including recent actions taken by the Mexican government with respect to Vulcan’s property and operations in that country; the highly competitive nature of the construction industry; the impact of future regulatory or legislative actions, including those relating to climate change, biodiversity, land use, wetlands, greenhouse gas emissions, the definition of minerals, tax policy and domestic and international trade; the outcome of pending legal proceedings; pricing of Vulcan’s products; weather and other natural phenomena, including the impact of climate change and availability of water; availability and cost of trucks, railcars, barges and ships as well as their licensed operators for transport of Vulcan’s materials; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; labor relations, shortages and constraints; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; volatility in pension plan asset values and liabilities, which may require cash contributions to the pension plans; the impact of environmental cleanup costs and other liabilities relating to existing and/or divested businesses; Vulcan’s ability to secure and permit aggregates reserves in strategically located areas; Vulcan’s ability to manage and successfully integrate acquisitions; the effect of changes in tax laws, guidance and interpretations; significant downturn in the construction industry may result in the impairment of goodwill or long-lived assets; changes in technologies, which could disrupt the way Vulcan does business and how Vulcan’s products are distributed; the risks of open pit and underground mining; expectations relating to environmental, social and governance considerations; claims that our products do not meet regulatory requirements or contractual specifications; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC.  All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.  Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Source: Vulcan Materials Company

		Table A
Vulcan Materials Company and Subsidiary Companies

(in millions, except per share data)
	Three Months Ended
Consolidated Statements of Earnings		March 31
(Condensed and unaudited)	2024	2023

Total revenues	$1,545.7	$1,649.0
Cost of revenues	(1,240.8)	(1,347.0)
Gross profit	304.9	302.0
Selling, administrative and general expenses	(129.7)	(117.3)
Gain on sale of property, plant & equipment and businesses	0.6	1.7
Other operating income (expense), net	(2.9)	0.8
Operating earnings	172.9	187.2
Other nonoperating income (expense), net	(0.3)	1.4
Interest expense, net	(39.1)	(49.0)
Earnings from continuing operations before income taxes	133.5	139.6
Income tax expense	(28.9)	(16.6)
Earnings from continuing operations	104.6	123.0
Loss on discontinued operations, net of tax	(1.7)	(2.1)
Net earnings	102.9	120.9
Earnings attributable to noncontrolling interest	(0.2)	(0.2)
Net earnings attributable to Vulcan	$102.7	$120.7

Basic earnings (loss) per share attributable to Vulcan
Continuing operations	$0.79	$0.92
Discontinued operations	$(0.01)	$(0.01)
Net earnings	$0.78	$0.91

Diluted earnings (loss) per share attributable to Vulcan
Continuing operations	$0.78	$0.92
Discontinued operations	$(0.01)	$(0.02)
Net earnings	$0.77	$0.90

Weighted-average common shares outstanding
Basic	132.4	133.2
Assuming dilution	133.1	133.7
Effective tax rate from continuing operations	21.6%	11.9%

			Table B
Vulcan Materials Company and Subsidiary Companies
			(in millions)
Consolidated Balance Sheets	March 31	December 31	March 31
(Condensed and unaudited)	2024	2023	2023
Assets
Cash and cash equivalents	$292.4	$931.1	$139.6
Restricted cash	7.7	18.1	0.4
Accounts and notes receivable
Accounts and notes receivable, gross	900.4	903.3	988.1
Allowance for credit losses	(14.3)	(13.6)	(13.1)
Accounts and notes receivable, net	886.1	889.7	975.0
Inventories
Finished products	512.7	494.4	437.8
Raw materials	58.7	51.2	70.6
Products in process	6.8	6.5	6.2
Operating supplies and other	69.0	63.5	71.0
Inventories	647.2	615.6	585.6
Other current assets	74.2	70.4	91.9
Total current assets	1,907.6	2,524.9	1,792.5
Investments and long-term receivables	31.4	31.3	31.3
Property, plant & equipment
Property, plant & equipment, cost	11,949.3	11,835.5	11,413.5
Allowances for depreciation, depletion & amortization	(5,740.0)	(5,617.8)	(5,368.6)
Property, plant & equipment, net	6,209.3	6,217.7	6,044.9
Operating lease right-of-use assets, net	512.4	511.7	569.5
Goodwill	3,531.7	3,531.7	3,689.6
Other intangible assets, net	1,445.8	1,460.7	1,679.2
Other noncurrent assets	272.7	267.7	269.9
Total assets	$13,910.9	$14,545.7	$14,076.9
Liabilities
Current maturities of long-term debt	0.5	0.5	0.5
Trade payables and accruals	320.9	390.4	370.3
Other current liabilities	374.8	406.7	386.1
Total current liabilities	696.2	797.6	756.9
Long-term debt	3,330.7	3,877.3	3,876.9
Deferred income taxes, net	1,027.3	1,028.9	1,060.1
Deferred revenue	143.6	145.3	157.8
Noncurrent operating lease liabilities	508.2	507.4	545.9
Other noncurrent liabilities	688.3	681.3	668.6
Total liabilities	$6,394.3	$7,037.8	$7,066.2
Equity
Common stock, $1 par value	132.3	132.1	133.1
Capital in excess of par value	2,865.0	2,880.1	2,832.9
Retained earnings	4,636.7	4,615.0	4,174.0
Accumulated other comprehensive loss	(142.1)	(143.8)	(153.1)
Total shareholder’s equity	7,491.9	7,483.4	6,986.9
Noncontrolling interest	24.7	24.5	23.8
Total equity	$7,516.6	$7,507.9	$7,010.7
Total liabilities and equity	$13,910.9	$14,545.7	$14,076.9

		Table C
Vulcan Materials Company and Subsidiary Companies
		(in millions)
	Three Months Ended
Consolidated Statements of Cash Flows		March 31
(Condensed and unaudited)	2024	2023
Operating Activities
Net earnings	$102.9	$120.9
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation, depletion, accretion and amortization	150.9	148.4
Noncash operating lease expense	12.9	13.6
Net gain on sale of property, plant & equipment and businesses	(0.6)	(1.7)
Contributions to pension plans	(1.7)	(1.9)
Share-based compensation expense	9.1	8.2
Deferred income taxes, net	(2.1)	(13.3)
Changes in assets and liabilities before initial effects of business acquisitions and dispositions	(102.2)	(55.2)
Other, net	4.2	2.3
Net cash provided by operating activities	$173.4	$221.3
Investing Activities
Purchases of property, plant & equipment	(152.8)	(193.6)
Proceeds from sale of property, plant & equipment	1.4	1.4
Proceeds from sale of businesses	0.0	130.0
Payment for businesses acquired, net of acquired cash and adjustments	(12.3)	0.5
Other, net	(0.1)	0.0
Net cash used for investing activities	$(163.8)	$(61.7)
Financing Activities
Proceeds from short-term debt	0.0	28.0
Payment of short-term debt	0.0	(128.0)
Payment of current maturities and long-term debt	(550.4)	(550.4)
Proceeds from issuance of long-term debt	0.0	550.0
Debt issuance and exchange costs	0.0	(3.4)
Payment of finance leases	(3.6)	(5.8)
Purchases of common stock	(18.8)	0.0
Dividends paid	(62.0)	(57.2)
Share-based compensation, shares withheld for taxes	(23.8)	(14.3)
Other, net	(0.1)	0.0
Net cash used for financing activities	$(658.7)	$(181.1)
Net decrease in cash and cash equivalents and restricted cash	(649.1)	(21.5)
Cash and cash equivalents and restricted cash at beginning of year	949.2	161.5
Cash and cash equivalents and restricted cash at end of period	$300.1	$140.0

		Table D
Segment Financial Data and Unit Shipments
(in millions, except per unit data)
	Three Months Ended
		March 31
	2024	2023
Total Revenues
Aggregates [1]	$1,291.3	$1,296.6
Asphalt [2]	186.2	169.8
Concrete	148.3	285.1
Segment sales	$1,625.8	$1,751.5
Aggregates intersegment sales	(80.1)	(102.5)
Total revenues	$1,545.7	$1,649.0
Gross Profit
Aggregates	$303.3	$303.6
Asphalt	4.7	0.8
Concrete	(3.1)	(2.4)
Total	$304.9	$302.0
Depreciation, Depletion, Accretion and Amortization
Aggregates	$123.5	$112.3
Asphalt	8.9	9.0
Concrete	12.3	20.4
Other	6.2	6.7
Total	$150.9	$148.4
Average Unit Sales Price and Unit Shipments
Aggregates
Freight-adjusted revenues [3]	$991.4	$968.1
Aggregates - tons	48.1	51.8
Freight-adjusted sales price [4]	$20.59	$18.69

Other Products
Asphalt Mix - tons	2.1	2.1
Asphalt Mix - sales price [5]	$77.83	$73.44

Ready-mixed concrete - cubic yards	0.8	1.8
Ready-mixed concrete - sales price [5]	$182.73	$161.25

[1]
Includes product sales (crushed stone, sand and gravel, sand, and other aggregates), as well as freight & delivery costs that we pass along to our customers, and service revenues related to aggregates.

[2]	Includes product sales, as well as service revenues from our asphalt construction paving business.
[3]
Freight-adjusted revenues are Aggregates segment sales excluding freight & delivery revenues and other revenues related to services, such as landfill tipping fees, that are derived from our aggregates business.

[4]	Freight-adjusted sales price is calculated as freight-adjusted revenues divided by aggregates unit shipments.
[5]	Sales price is calculated by dividing revenues generated from the shipment of product (excluding service revenues generated by the segments) by total units of the product shipped.

Appendix 1
Reconciliation of Non-GAAP Measures

Aggregates segment freight-adjusted revenues is not a Generally Accepted Accounting Principle (GAAP) measure and should not be considered as an alternative to metrics defined by GAAP. We present this metric as it is consistent with the basis by which we review our operating results. We believe that this presentation is consistent with our competitors and meaningful to our investors as it excludes revenues associated with freight & delivery, which are pass-through activities. It also excludes other revenues related to services, such as landfill tipping fees, that are derived from our aggregates business. Additionally, we use this metric as the basis for calculating the average sales price of our aggregates products. Reconciliation of this metric to its nearest GAAP measure is presented below:

Aggregates Segment Freight-Adjusted Revenues

				(in millions, except per ton data)
	Three Months Ended		Trailing Twelve Months Ended
		March 31		March 31
	2024	2023	2024	2023
Aggregates segment
Segment sales	$1,291.3	$1,296.6	$5,913.6	$5,454.1
Freight & delivery revenues [1]	(277.4)	(309.8)	(1,317.8)	(1,328.6)
Other revenues	(22.5)	(18.7)	(111.2)	(98.9)
Freight-adjusted revenues	$991.4	$968.1	$4,484.6	$4,026.6
Unit shipments - tons	48.1	51.8	230.9	235.3
Freight-adjusted sales price	$20.59	$18.69	$19.42	$17.11
[1]	At the segment level, freight & delivery revenues include intersegment freight & delivery (which are eliminated at the consolidated level) and freight to remote distribution sites.

GAAP does not define “cash gross profit,” and it should not be considered as an alternative to earnings measures defined by GAAP. We and the investment community use this metric to assess the operating performance of our business. Additionally, we present this metric as we believe that it closely correlates to long-term shareholder value. Cash gross profit adds back noncash charges for depreciation, depletion, accretion and amortization to gross profit. Segment cash gross profit per unit is computed by dividing segment cash gross profit by units shipped. Segment cash cost of sales per unit is computed by subtracting segment cash gross profit per unit from segment freight-adjusted sales price. Reconciliation of these metrics to their nearest GAAP measures are presented below:

Cash Gross Profit

(in millions, except per ton data)
	Three Months Ended		Trailing Twelve Months Ended
		March 31		March 31
	2024	2023	2024	2023
Aggregates segment
Gross profit	$303.3	$303.6	$1,736.5	$1,471.3
Depreciation, depletion, accretion and amortization	123.5	112.3	493.5	450.0
Aggregates segment cash gross profit	$426.8	$415.9	$2,230.0	$1,921.3
Unit shipments - tons	48.1	51.8	230.9	235.3
Aggregates segment gross profit per ton	$6.30	$5.86	$7.52	$6.25
Aggregates segment freight-adjusted sales price	$20.59	$18.69	$19.42	$17.11
Aggregates segment cash gross profit per ton	8.86	8.03	9.66	8.17
Aggregates segment freight-adjusted cash cost of sales per ton	$11.73	$10.66	$9.76	$8.95
Asphalt segment
Gross profit	$4.7	$0.8	$153.5	$61.0
Depreciation, depletion, accretion and amortization	8.9	9.0	35.5	35.5
Asphalt segment cash gross profit	$13.6	$9.8	$189.0	$96.5
Concrete segment
Gross profit	$(3.1)	$(2.4)	$61.5	$58.7
Depreciation, depletion, accretion and amortization	12.3	20.4	64.5	82.4
Concrete segment cash gross profit	$9.2	$18.0	$126.0	$141.1

Appendix 2

Reconciliation of Non-GAAP Measures (Continued)

GAAP does not define “Earnings Before Interest, Taxes, Depreciation and Amortization” (EBITDA), and it should not be considered as an alternative to earnings measures defined by GAAP. We use this metric to assess the operating performance of our business and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. We do not use this metric as a measure to allocate resources. We adjust EBITDA for certain items to provide a more consistent comparison of earnings performance from period to period. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):

EBITDA and Adjusted EBITDA

				(in millions)
	Three Months Ended		Trailing Twelve Months Ended
		March 31		March 31
	2024	2023	2024	2023
Net earnings attributable to Vulcan	$102.7	$120.7	$915.2	$604.4
Income tax expense, including discontinued operations	28.3	15.8	308.1	184.2
Interest expense, net	39.1	49.0	169.8	181.4
Depreciation, depletion, accretion and amortization	150.9	148.4	619.5	594.9
EBITDA	$321.0	$333.8	$2,012.6	$1,564.9
Loss on discontinued operations	$2.3	$2.9	$14.1	$25.7
Gain on sale of real estate and businesses, net	0.0	0.0	(67.1)	(6.1)
Charges associated with divested operations	0.0	0.4	7.6	3.8
Acquisition related charges [1]	0.1	0.5	1.7	13.3
Loss on impairments	0.0	0.0	28.3	67.8
Adjusted EBITDA	$323.5	$337.7	$1,997.1	$1,669.4

[1]	Represents charges associated with acquisitions requiring clearance under federal antitrust laws.

Similar to our presentation of Adjusted EBITDA, we present Adjusted diluted earnings per share (EPS) attributable to Vulcan from continuing operations to provide a more consistent comparison of earnings performance from period to period. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below:

Adjusted Diluted EPS attributable to Vulcan from Continuing Operations (Adjusted Diluted EPS)

	Three Months Ended		Trailing Twelve Months Ended
		March 31		March 31
	2024	2023	2024	2023
Net earnings attributable to Vulcan	$0.77	$0.90	$6.85	$4.52
Items included in Adjusted EBITDA above, net of tax	0.02	0.03	(0.08)	0.69
NOL carryforward valuation allowance	0.01	0.02	0.08	0.13
Adjusted diluted EPS attributable to Vulcan from continuing operations	$0.80	$0.95	$6.85	$5.34

Projected Adjusted EBITDA is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below:

2024 Projected Adjusted EBITDA

(in millions)
Mid-point
Net earnings attributable to Vulcan	$1,130
Income tax expense, including discontinued operations	330
Interest expense, net of interest income	155
Depreciation, depletion, accretion and amortization	610
Projected EBITDA	$2,225
Items included in Adjusted EBITDA above	0
Projected Adjusted EBITDA	$2,225

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, other than the reconciliation of Projected Adjusted EBITDA as noted above. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Appendix 3

Reconciliation of Non-GAAP Measures (Continued)

Net debt to Adjusted EBITDA is not a GAAP measure and should not be considered as an alternative to metrics defined by GAAP. We, the investment community and credit rating agencies use this metric to assess our leverage. Net debt subtracts cash and cash equivalents and restricted cash from total debt. Reconciliation of this metric to its nearest GAAP measure is presented below:

Net Debt to Adjusted EBITDA

			(in millions)
			March 31
	2024		2023
Debt
Current maturities of long-term debt	$0.5		$0.5
Long-term debt	3,330.7		3,876.9
Total debt	$3,331.2		$3,877.4
Cash and cash equivalents and restricted cash	(300.1)		(140.0)
Net debt	$3,031.1		$3,737.4
Trailing-Twelve Months (TTM) Adjusted EBITDA	$1,997.1		$1,669.4
Total debt to TTM Adjusted EBITDA	1.7	x	2.3	x
Net debt to TTM Adjusted EBITDA	1.5	x	2.2	x

We define “Return on Invested Capital” (ROIC) as Adjusted EBITDA for the trailing-twelve months divided by average invested capital (as illustrated below) during the trailing 5-quarters. Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric EBITDA. We believe that our ROIC metric is meaningful because it helps investors assess how effectively we are deploying our assets. Although ROIC is a standard financial metric, numerous methods exist for calculating a company’s ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):

Return on Invested Capital

		(dollars in millions)
	Trailing Twelve Months Ended
	March 31	March 31
	2024	2023
Adjusted EBITDA	$1,997.1	$1,669.4
Average invested capital
Property, plant & equipment, net	$6,137.9	$5,910.0
Goodwill	3,594.9	3,707.1
Other intangible assets	1,542.1	1,723.5
Fixed and intangible assets	$11,274.9	$11,340.6

Current assets	$2,194.0	$1,918.0
Cash and cash equivalents	(380.5)	(141.0)
Current tax	(24.3)	(45.6)
Adjusted current assets	1,789.2	1,731.4

Current liabilities	(781.6)	(999.6)
Current maturities of long-term debt	0.5	1.2
Short-term debt	0.0	137.6
Adjusted current liabilities	(781.1)	(860.8)
Adjusted net working capital	$1,008.1	$870.6

Average invested capital	$12,283.0	$12,211.2

Return on invested capital	16.3%	13.7%